                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                        EDUCATION MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                        EDUCATION MANAGEMENT CORPORATION
                                300 SIXTH AVENUE
                              PITTSBURGH, PA 15222

October 2, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, November 2, 2000, at the Doubletree Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania.

     Regardless of whether you plan to attend, we urge you to participate in the business of the Annual Meeting by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

     The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the shareholders. The Proxy Statement also contains information about the roles and responsibilities of the Board of Directors and the committees of the Board and provides important information about each nominee for election as a director.

                                        Sincerely,

                                        /s/ ROBERT B. KNUTSON

                                        Robert B. Knutson
                                        Chairman and Chief Executive Officer

                        EDUCATION MANAGEMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 2, 2000

     The 2000 Annual Meeting of Shareholders of Education Management Corporation will be held on Thursday, November 2, 2000, commencing at 10:00 a.m., local time, at the Doubletree Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, for the following purposes:

        1. To elect three Class I Directors to serve until the Annual Meeting of Shareholders to be held in the year 2003.

        2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the current fiscal year.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All shareholders of record at the close of business on September 5, 2000 will be entitled to vote at the meeting.

     It is important that your shares be represented at the meeting. Whether or not you expect to be present, please fill in, date and sign the enclosed proxy and return it in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                        By order of the Board of Directors,

                                        /s/ FREDRICK W. STEINBERG
                                        Frederick W. Steinberg
                                        Vice President, General Counsel and
                                        Secretary
October 2, 2000

                        EDUCATION MANAGEMENT CORPORATION
                                300 SIXTH AVENUE
                              PITTSBURGH, PA 15222

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 2, 2000

     This Proxy Statement and the accompanying proxy are being furnished to shareholders on or about October 2, 2000 in connection with the solicitation by the Board of Directors (the "Board") of Education Management Corporation (the "Company") of proxies for voting at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, November 2, 2000 at the Doubletree Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania, and at any adjournments of that meeting (the "Annual Meeting"). Each proxy will be voted in accordance with the shareholder's instructions set forth therein, although, to the extent no choice is specified, a proxy will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT EXHIBITS, AT NO CHARGE TO A SHAREHOLDER UPON WRITTEN REQUEST ADDRESSED TO THE INVESTOR RELATIONS DEPARTMENT, EDUCATION MANAGEMENT CORPORATION, 300 SIXTH AVENUE, PITTSBURGH, PA 15222. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

     At the close of business on September 5, 2000, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were outstanding and entitled to be voted an aggregate of 29,249,356 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Shareholders are entitled to one vote per share; shareholders do not have cumulative voting rights. The presence in person or by proxy of shareholders holding a majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or by proxy (including shares that are present but are not voted with respect to any of the proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

     The election of directors and the ratification of the appointment of the independent public accountants each require the affirmative vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. Shares whose holders abstain from voting with respect to a specific proposal and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular proposal will not be counted as having been voted with respect to such proposal. Accordingly, neither broker non-votes nor abstentions will have any effect on whether either of the proposals is approved since each proposal merely requires the affirmative vote of the holders of a majority of the shares voting on that proposal.

     The Board knows of no matters other than those set forth below that are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by such proxy in accordance with their judgment on such matters. Under the applicable rules of the Securities and Exchange Commission, those persons would have that discretionary authority with respect to any proposal brought before the Annual Meeting if the Company did not have notice of the proposal by September 5, 2000.

     All expenses of the solicitation of proxies will be borne by the Company. Present and former directors and officers and other employees of the Company may also solicit proxies by telephone, telegram or mail, or by meeting with shareholders or their representatives. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners.

PROPOSAL ONE: ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine directors divided into three classes. The Board is comprised of three Class I Directors, three Class II Directors and three Class III Directors, with all directors holding office for staggered terms. Each director will serve (subject to his or her earlier death, resignation or removal) until the Annual Meeting of Shareholders held in the year in which his or her term is scheduled to expire or thereafter until such director's successor is elected and qualified.

     At the Annual Meeting, three directors are to be elected to hold office for three-year terms scheduled to expire at the Annual Meeting of Shareholders to be held in the year 2003 (the "2003 Annual Meeting of Shareholders"). Unless there is a contrary indication, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election to the Board of Robert H. Atwell, William M. Campbell, III and Albert Greenstone, the current Class I Directors whose terms expire this year.

     Each of the nominees has consented to serve as a director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

     A brief summary of each director's principal occupation and business affiliations and certain other information follows.

NOMINEES AS DIRECTORS FOR TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF SHAREHOLDERS

     Robert H. Atwell, age 69, has been a director of the Company since 1996. He is a graduate of the College of Wooster (B.A., Political Science 1953) and of the University of Wisconsin (M.A., Public Administration 1957). From 1984 until 1996, Mr. Atwell was the president of the American Council on Education. In 1996, he joined A.T. Kearney, Inc., a global consulting firm, as a senior consultant. Mr. Atwell serves as a trustee of the TIAA-CREF Institutional Mutual Funds.

     William M. Campbell, III, age 40, has been a director of the Company since 1996. He is a graduate of Harvard College (B.A., Economics 1982) and Harvard University Graduate School of Business Administration (M.B.A., 1987). From 1994 to 1998, he was the executive vice president of CBS Television. Since 1998, he has been the president of Miramax Television.

     Albert Greenstone, age 73, is the president emeritus of The National Center for Professional Development, a unit of the Company, and has been a director of the Company since 1973. He attended the University of Virginia (1946 to 1948) and graduated from the University of Georgia Law School (J.D., 1950). Mr. Greenstone joined the Company in 1972 as president and chief executive officer of The National Center for Paralegal Training and became the president emeritus of The National Center for Professional Development in 1994.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

     TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2001

     James J. Burke, Jr., age 48, has been a director of the Company since 1986. He is a graduate of Brown University (B.A., Psychology 1973) and Harvard University Graduate School of Business Administration (M.B.A., 1979). He has been a managing partner of Stonington Partners, Inc., a private investment firm, since 1994. Mr. Burke serves on the boards of directors of AnnTaylor Stores Corporation and United Artists Theatre Circuit, Inc.

     Miryam L. Knutson, age 55, has been a director of the Company since 1990. She is a graduate of the Universidad del Zulia, Venezuela (B.A., Journalism
1965). Ms. Knutson joined the Company in 1984 and held a variety of management positions. From 1989 to 1996, she was the Company's President and Chief Operating Officer. From 1996 to 1998, she was the Vice Chairman of the Company. Since 1998, she has worked as a part-time consultant-employee for the Company and has acted as a consultant for Stonington Partners, Inc. and Arena Capital Partners, L.L.C. Ms. Knutson is the wife of Robert B. Knutson.

     Robert P. Gioella, age 52, has been the President and Chief Operating Officer of the Company since March 1999 and was appointed a member of the Board of Directors of the Company in June 1999. From 1998 to March 1999, he was the Senior Vice President/Operations of the Company, and from 1997 to 1998, he was the Vice President -- New School Operations of the Company. From 1993 to 1997, Mr. Gioella was president of The Art Institute of Philadelphia. He is a graduate of the University of Steubenville (B.A., Political Science 1970) and Duquesne University (M.A., Political Science 1976).

     TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2002

     Robert B. Knutson, age 66, has been the Chairman and Chief Executive Officer of the Company since 1986 and a director of the Company since 1969. He is a graduate of the University of Michigan (B.A., Economics 1956) and was a fighter pilot with the U.S. Air Force from 1957 to 1962. Mr. Knutson joined the Company as a director in 1969 and became its President in 1971 and the Chairman, President and Chief Executive Officer in 1986. Mr. Knutson is the husband of Miryam L. Knutson.

     John R. McKernan, Jr., age 52, was appointed Vice Chairman of the Company and a member of the Board of Directors of the Company in June 1999. Mr. McKernan served as Governor of the State of Maine from 1987 to 1995. Since 1995, he has been the Chief Executive Officer of McKernan Enterprises, Inc., a consulting and investment firm. He is a graduate of Dartmouth College (B.A., Government 1970) and the University of Maine Law School (J.D., 1974).

     James S. Pasman, Jr., age 69, has been a director of the Company since 1997. He is a graduate of Upsala College (B.B.A., 1956) and the Stern School of Business at New York University (M.B.A., 1962). From 1989 to 1991, he was the president and chief operating officer of National Intergroup, Inc. and chairman of the board of Permian Oil Corp. Since then, Mr. Pasman has been retired. Mr. Pasman serves on the boards of directors of Credit Suisse Asset Management Corp Income Fund, Credit Suisse Asset Management Corp. Strategic Global Income Fund, the Warburg Pincus family of funds, the Deutsche Bank Insurance Funds Trust and Tyco International, Ltd.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee reviews and makes recommendations to the Board with respect to the selection of the Company's independent public accountants, the fees to be paid to such accountants, the adequacy of the audit and accounting procedures of the Company, conferring with the independent accountants on numerous matters including, but not limited to, a discussion of the Company's annual report on Form 10-K and the quarterly report on Form 10-Q prior to their filing, and such other matters as are specifically delegated to the Audit Committee by the Board. The committee has adopted a formal written audit committee charter, which is attached to this Proxy Statement as Appendix A. The Committee held two meetings during fiscal 2000 and intends to meet on at least a quarterly basis with the Company's independent public accountants to monitor their activities. The members of the Audit Committee during fiscal 2000 were Messrs. Pasman (Chair), Burke and Greenstone.

     The Compensation Committee recommends to the Board the management remuneration policies of the Company, including but not limited to increases in salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation and deferred compensation, and directors' compensation and benefits. The Compensation Committee also administers the Company's stock-based compensation plans, except that the full Board administers those stock-based compensation plans with respect to their applicability to directors of the Company. The Compensation Committee held three meetings during fiscal 2000. The members of the Compensation Committee during fiscal 2000 were Messrs. Burke (Chair), Campbell, Greenstone and Pasman.

     The Nominating Committee proposes to the full Board nominees for election to the Board and its standing committees. The Nominating Committee held one meeting during fiscal 2000. The members of the Nominating Committee during fiscal 2000 were Mr. Knutson (Chair), Mr. Atwell and Ms. Knutson. In considering persons to nominate for election as directors, the Nominating Committee will consider recommendations from shareholders that are submitted in accordance with the following procedures. Any such recommendation must be received by the Secretary of the Company on behalf of the Nominating Committee not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, the shareholder must deliver such recommendation no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made. The letter setting forth a shareholder's recommendation for nomination must include the name and address of that shareholder, a description of any arrangement or understanding between that shareholder and each person being recommended as a nominee with respect to the Company or such recommendation, and such other information regarding each person being recommended as a nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission concerning such person as a nominee. In addition, any such letter must be accompanied by a consent from each person being recommended to serve as a director if elected. No such nominations were received.

     During fiscal 2000, there were four regular meetings and six special meetings of the Board. Each of the directors named above attended 75% or more of the aggregate number of meetings of the Board of Directors of the Company and the committees on which he or she served during fiscal 2000.

DIRECTORS' COMPENSATION

     The Company provides each non-employee director with the following compensation: (i) a $12,000 annual retainer and reimbursement for out-of-pocket expenses, (ii) a $1,000 fee for each Board meeting attended, (iii) a $500 fee for each committee meeting attended that is not held on the same day as a Board meeting, (iv) pursuant to the Company's 1996 Stock Incentive Plan (the "Incentive Plan"), a non-discretionary grant of an option to purchase 15,000 shares of Common Stock, such grant to be made on the date that a non-employee director is first elected to the Board, which option vests 50% on the first anniversary and 50% on the second anniversary of such grant, and (v) pursuant to the Incentive Plan, an annual non-discretionary grant of an option to purchase 5,000 shares of Common Stock, such grant to be made on the date of each annual meeting of the Company's shareholders while such director remains a director, which option will vest 50% on the first anniversary and 50% on the second anniversary of that meeting. The exercise price for each such non-employee director stock option will be the fair market value on the date of grant of the shares subject to the option. All such options will have a ten-year term. Directors who are employees of the Company receive no additional compensation for serving on the Board.

SECURITY OWNERSHIP

     The following table sets forth, as of September 20, 2000, the number of shares of Common Stock beneficially owned by (i) any person (including any group) known by management to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as a director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                             PERCENTAGE OF
                                                                              OUTSTANDING
                                                               NUMBER OF        SHARES
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)             SHARES OWNED       OWNED
          ---------------------------------------             ------------       -----
Baron Capital Group, Inc.(2)................................   5,922,600         20.2%
Education Management Corporation Employee Stock Ownership
  Trust(3)..................................................   5,290,843         18.1%
Robert B. Knutson(4)(5).....................................   3,200,423         10.9%
Miryam L. Knutson(4)(6).....................................     331,487          1.1%
Robert H. Atwell(7).........................................      12,500           *
James J. Burke, Jr.(8)......................................     252,302           *
William M. Campbell, III(9).................................      29,500           *
Robert P. Gioella(10).......................................     115,940           *
Albert Greenstone(11).......................................      37,176           *
Robert T. McDowell(12)......................................     292,509           *
John R. McKernan, Jr.(13)...................................      46,750           *
James S. Pasman, Jr.(14)....................................      31,500           *
David J. Pauldine(15).......................................     138,201           *
All executive officers and directors as a group (11
  persons)(16)..............................................   4,488,288         15.3%

---------------

 * Less than 1%

 (1) The address of each listed shareholder, unless otherwise noted, is c/o Education Management Corporation, 300 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

 (2) The address of Baron Capital Group, Inc. and its affiliates, BAMCO, Inc., Baron Capital Management, Inc., Baron Asset Fund, and Ronald Baron, is 767 Fifth Avenue, New York, New York 10153. These persons share both voting and dispositive power over some or all of the shares set forth opposite the name "Baron Capital Group, Inc." in the table. The information provided for Baron Capital Group, Inc. is based on information provided in a Schedule 13D filed with the Securities and Exchange Commission on November 12, 1999.

 (3) These shares are held by the trustee, Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, for the benefit of participants in the Education Management Corporation Employee Stock Ownership Trust (the "ESOP"). The ESOP is administered by the Company's Retirement Committee. ESOP participants are entitled to direct the voting of the shares of Common Stock allocated to their respective accounts. Allocated shares of Common Stock for which voting instructions are not given and unallocated shares held by the ESOP are voted by the trustee in the manner determined by the Retirement Committee.

 (4) Mr. Knutson and Ms. Knutson, who are husband and wife, disclaim beneficial ownership of each other's shares.

 (5) Includes 2,859,641 shares of Common Stock held by the Amended and Restated Revocable Trust of Robert B. Knutson dated October 8, 1996, 150,000 shares of Common Stock held by Mr. Knutson's grantor retained annuity trust, 169,414 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 21,368 shares allocated to Mr. Knutson under the ESOP.

 (6) Includes 291,524 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 39,963 shares allocated to Ms. Knutson under the ESOP.

 (7) Represents shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (8) Includes 27,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 46,000 shares held by trusts of which Mr. Burke is a trustee.

 (9) Includes 27,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(10) Includes 103,250 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 10,358 shares allocated to Mr. Gioella under the ESOP.

(11) Includes 27,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 500 shares held by Mr. Greenstone's spouse.

(12) Includes 115,336 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 29,892 shares allocated to Mr. McDowell under the ESOP.

(13) Includes 39,000 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(14) Includes 27,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(15) Includes 116,000 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 19,063 shares allocated to Mr. Pauldine under the ESOP.

(16) Includes 787,524 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 120,644 shares allocated to the accounts of officers and Ms. Knutson under the ESOP.

PROPOSAL TWO: RATIFY THE SELECTION BY THE BOARD OF DIRECTORS OF ARTHUR ANDERSEN
              LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR

     In accordance with the recommendation of the Audit Committee, the Board has reappointed Arthur Andersen LLP as independent public accountants of the Company for fiscal 2001. Although ratification of this reappointment is not legally required, the Board believes it is appropriate for the shareholders to ratify such action. In the event that the shareholders do not ratify the selection of Arthur Andersen LLP as the Company's independent public accountants, the Company will reconsider such appointment. A representative of Arthur Andersen LLP, which has served as the Company's independent public accountants for over 20 years, will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board reserves the right to replace the Company's independent public accountants at any time upon recommendation of the Audit Committee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is information concerning the Company's executive officers. Additional information with respect to Messrs. Knutson, Gioella and McKernan is set forth above on pages 2-3.

NAME                                            AGE                      POSITION
----                                            ---                      --------
                                                      Chairman and Chief Executive Officer and
Robert B. Knutson............................   66    Director
                                                      President and Chief Operating Officer and
Robert P. Gioella............................   52    Director
John R. McKernan, Jr.........................   52    Vice Chairman and Director
                                                      Executive Vice President and Chief Financial
Robert T. McDowell...........................   46    Officer
David J. Pauldine............................   43    Executive Vice President

     Robert T. McDowell is Executive Vice President and Chief Financial Officer of the Company. From 1994 to September 1999, he was Senior Vice President and Chief Financial Officer of the Company. He is a graduate of the University of Pittsburgh (M.B.A., 1978; B.A., Economics 1977). Mr. McDowell joined the Company in 1988.

     David J. Pauldine is Executive Vice President of the Company and is responsible for marketing, student financial services, information technology, The Art Institute Online and new product development. He is a graduate of The University of Dayton (B.A., Marketing 1979) and Antioch University (M.A., Leadership 1997). From 1990 to 1993 Mr. Pauldine was the president of The Art Institute of Seattle, from 1994 to 1998 he was the president of The Art Institute of Fort Lauderdale, and from 1998 to March 1999 he was Senior Vice President, Marketing of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

     Based on a review of the forms it has received, the Company believes that during the fiscal year ended June 30, 2000 all Section 16(a) filing requirements were complied with by such persons, except that one transaction by Mr. McKernan was reported on a Form 5 rather than on a Form 4.

CERTAIN TRANSACTIONS

     Mr. Knutson is a limited partner, with no managerial authority, in Ocean World Associates Ltd. The Art Institute of Fort Lauderdale leases one of its buildings from Ocean World Associates Ltd. for approximately $1.7 million annually.

     Mr. Knutson and Mr. Greenstone are limited partners, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from The Art Institute of Philadelphia Limited Partnership for approximately $500,000 annually.

     Mr. McKernan is the chief executive officer of McKernan Enterprises, Inc. The Company made payments of approximately $119,000 in fiscal 2000 to McKernan Enterprises, Inc. for the use of office space in Maine and in Washington, D.C. and for the services of two employees.

COMPENSATION OF EXECUTIVE OFFICERS

     The Summary Compensation Table shows, for the fiscal years 1998 through 2000, the compensation paid or awarded to Mr. Knutson, the Company's Chairman and Chief Executive Officer, and the Company's next four most highly compensated executive officers during fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                               ANNUAL COMPENSATION             ------------
                                      --------------------------------------    SECURITIES
                                                              OTHER ANNUAL      UNDERLYING        ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)(2)
 ---------------------------   ----   ---------   --------   ---------------    ----------    ------------------
Robert B. Knutson............  2000    364,583    450,000          --             75,000            61,556
  Chairman and                 1999    325,000    385,000          --            128,000            37,062
  Chief Executive Officer      1998    325,000    350,000          --                  0            14,124

Robert P. Gioella............  2000    244,792    232,000          --             65,000            25,903
  President and                1999    199,167    160,000                         80,000            28,773
  Chief Operating Officer      1998    142,667    100,000                              0             5,096

John R. McKernan, Jr.(1).....  2000    207,500    182,000          --             56,000               288
  Vice Chairman                1999     20,833     50,000          --            100,000                --

Robert T. McDowell...........  2000    195,833    156,000                         52,000            36,213
  Executive Vice President
    and                        1999    179,167    130,000          --             40,000            27,069
  Chief Financial Officer      1998    175,000    110,000          --                  0            10,387

David J. Pauldine............  2000    197,917    162,000          --             52,000            26,238
  Executive Vice President     1999    170,000    100,000                         46,000            23,461
                               1998    126,667     65,000                              0             8,994

---------------

(1) Mr. McKernan was elected Vice Chairman of the Company in June 1999.

(2) Such amounts represent, to the extent applicable, the Company's contributions to the ESOP, contributions to the Company's profit-sharing retirement plan and deferred compensation plan and the dollar value of life insurance premiums paid by the Company with respect to term life insurance for the benefit of certain executive officers of the Company. For fiscal 2000, the amounts paid are as follows:

                                                                       DEFERRED     GROUP LIFE
                                                        RETIREMENT   COMPENSATION   INSURANCE
                                               ESOP        PLAN          PLAN        PREMIUMS
                                              -------   ----------   ------------   ----------
Robert B. Knutson...........................  $   506     $7,609       $53,009         $432
Robert P. Gioella...........................    1,336      5,625        18,510          432
John R. McKernan, Jr........................       --         --            --          288
Robert T. McDowell..........................    6,381      6,350        23,050          432
David J. Pauldine...........................    7,937      5,065        12,805          432

                       OPTION GRANTS IN FISCAL YEAR 2000

                                                                                        POTENTIAL REALIZABLE
                                  INDIVIDUAL GRANTS                                       VALUE AT ASSUMED
                             ----------------------------                                  ANNUAL RATES OF
                                NUMBER        % OF TOTAL                                     STOCK PRICE
                             OF SECURITIES     OPTIONS                                    APPRECIATION FOR
                              UNDERLYING      GRANTED TO                                     OPTION TERM
                                OPTIONS      EMPLOYEES IN    EXERCISE      EXPIRATION   ---------------------
           NAME               GRANTED(#)     FISCAL YEAR     PRICE(S)         DATE         5%         10%
           ----              -------------   ------------   -----------    ----------   --------   ----------
Robert B. Knutson..........     75,000           6.1%       $10.32 and      11/19/09    $433,979   $1,111,229
                                                             $9.38(1)
Robert P. Gioella..........     65,000           5.3%          $9.38        11/19/09     384,800      971,750
John R. McKernan, Jr.......     56,000           4.6%          $9.38        11/19/09     331,520      837,200
Robert T. McDowell.........     52,000           4.2%          $9.38        11/19/09     307,840      777,400
David J. Pauldine..........     52,000           4.2%          $9.38        11/19/09     307,840      777,400

---------------

(1) The exercise price for 64,339 shares of Common Stock subject to these options is $9.38 and for the remaining 10,661 the exercise price is $10.32.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                        AND JUNE 30, 2000 OPTION VALUES

                                                      NUMBER OF                                NUMBER OF
                                                      SECURITIES           VALUE OF            SECURITIES           VALUE OF
                                                      UNDERLYING         UNEXERCISED,          UNDERLYING         UNEXERCISED,
                                                    UNEXERCISED &         EXERCISABLE        UNEXERCISED &        UNEXERCISABLE
                         SHARES                      EXERCISABLE         IN-THE-MONEY        UNEXERCISABLE        IN-THE-MONEY
                       ACQUIRED ON      VALUE         OPTIONS AT          OPTIONS AT           OPTIONS AT          OPTIONS AT
        NAME           EXERCISE(#)   REALIZED($)   JUNE 30, 2000(#)   JUNE 30, 2000($)(1)   JUNE 30, 2000(#)   JUNE 30, 2000($)(1)
        ----           -----------   -----------   ----------------   -------------------   ----------------   -------------------
Robert B. Knutson....        --             --          88,664            $  663,449            201,000            $1,242,862
Robert P. Gioella....        --             --          57,000               480,563            135,000               857,338
John R. McKernan,
  Jr. ...............        --             --          25,000                    --            131,000               453,408
Robert T. McDowell...    10,000       $111,600          72,336               856,399             50,000               304,925
David J. Pauldine....    24,000       $308,176          81,500               961,284             96,500               664,841

---------------

(1) Based on the closing price of the Common Stock on June 30, 2000 of $18.0625 per share.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     The Company's Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee during fiscal 2000 consisted of Messrs. Burke, Campbell, Greenstone and Pasman, none of whom is employed by the Company. Mr. Greenstone was the president and chief executive officer of The National Center for Paralegal Training, a unit of the Company, from 1972 to 1994. In addition, Mr. Greenstone is a limited partner, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from this partnership for approximately $500,000 annually.

EMPLOYMENT AGREEMENTS

     The Company and Mr. Knutson are parties to an employment agreement dated as of September 8, 1999 (the "Employment Agreement"). The Employment Agreement is for an initial three-year term ending in September 2002 and is subject to successive, automatic one-year extensions unless either party gives written notice of non-extension to the other party at least 180 days prior to any renewal date. Under the terms of the Employment Agreement, Mr. Knutson will serve as Chairman and Chief Executive Officer of the Company and is to receive a base salary at an annual rate of $375,000, subject to annual cost of living increases and discretionary increases by the Board, plus incentive compensation and other employee benefits under the various benefit plans and programs maintained by the Company.

     The Employment Agreement will terminate prior to its then-scheduled expiration date in the event of the death or disability of Mr. Knutson. In addition, the Company may terminate the Employment Agreement with or without cause (as defined therein) and Mr. Knutson may resign upon 30 days' advance written notice to the Company. If Mr. Knutson is discharged from his employment by the Company without cause or if he resigns with good reason (as defined therein) (each referred to as an "eligible termination"), and the termination is not in anticipation of or two years following a change in control of the Company (as defined), he will continue to receive payment of his base salary and average incentive compensation for a period of one year following the date of termination. During this one-year period, Mr. Knutson will be eligible to receive certain other fringe benefits, such as health and life insurance. In addition, the Company will provide outplacement services to Mr. Knutson (or, at Mr. Knutson's election, payment of the value of such services) and all of Mr. Knutson's stock options will become vested and exercisable immediately upon the termination. If an eligible termination occurs in anticipation of or within a two-year period following a change in control of the Company, he will instead receive an amount equal to two times his annual base salary and average incentive compensation, which will be payable in a lump sum within 30 days of the date of termination, as well as certain other fringe benefits for a period of two years following the date of termination and immediate vesting and accelerated distribution of certain supplemental retirement benefits.

     The Employment Agreement contains non-competition, non-solicitation and confidentiality covenants on the part of Mr. Knutson. The non-solicitation and non-competition provisions continue for one year following termination of employment, except that the non-competition covenant will cease to be applicable in the event of an eligible termination or a termination in anticipation of or within two years after a change in control. In addition, the Employment Agreement entitles Mr. Knutson to receive a tax gross-up bonus to cover, on an after-tax basis, any change in control excise taxes payable by him as a result of any payments made under the terms of the Employment Agreement.

     The Company has also entered into employment agreements with its other executive officers, Messrs. Gioella, McDowell, McKernan and Pauldine. Each agreement is dated as of September 8, 1999 except Mr. McKernan's, which is dated as of June 4, 1999. Those agreements are on substantially the same terms as the Employment Agreement but reflect each such officer's individual position and current compensation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND PROGRAMS

     The Compensation Committee of the Board (the "Committee") is responsible for, among other things, reviewing and administering the Company's policies governing compensation, employee benefits and incentive plans for its executive officers. During fiscal 2000, the Committee was comprised of four non-employee directors, James J. Burke, Jr., Albert Greenstone, James S. Pasman, Jr., and William M. Campbell, III. The Committee met three times during fiscal 2000.

     The key objectives of the Committee's policies on compensation and benefits are to enhance the Company's ability to attract and retain highly qualified executives, to establish and maintain compensation and benefit programs that are fair and competitive with those of comparable organizations, and to develop and maintain executive compensation programs that link compensation to the short-term and long-term performance of the Company and the interests of its shareholders.

     The primary elements in the Company's compensation program for its executive officers are an annual base salary, an annual cash bonus and long-term incentive grants, which at the present time are in the form of stock options.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), restricts the deductibility for federal income tax purposes of the compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of an entity for any fiscal year to the extent that such compensation exceeds $1,000,000 and does not qualify as "performance-based" as defined under the Code. The Committee intends to obtain the fullest compensation deduction possible without sacrificing the flexibility needed to recognize and reward desired performance. The Committee believes that all compensation provided to the Company's executive officers in fiscal 2000 is fully deductible.

BASE SALARIES

     The annual base salaries for the Company's executive officers for fiscal 2000 were established by the Committee based, in part, upon information available to it concerning the salaries paid to similar officers at the comparable, publicly-traded, postsecondary education companies included in the peer group index for purposes of the performance graph set forth below. The Committee expects to adjust salaries periodically to take into account competitive market conditions, individual and corporate performance and changes in job responsibilities.

ANNUAL CASH BONUSES

     The Company provides annual incentives to its executive officers and other key employees in the form of cash bonuses. At the beginning of each fiscal year, performance objectives and corporate goals are established for each eligible individual. Bonus payments are based on the attainment of these objectives and goals. The Company has established an incentive bonus plan for executive officers and other key employees. The plan provides that bonuses are to be paid based on the attainment of certain earnings and revenue targets, placement rates and average starting salaries for graduates of the Company's schools, as well as the achievement of individual performance objectives.

LONG-TERM INCENTIVES

     The Committee administers the Incentive Plan, which was adopted by the Company to attract and retain key personnel and non-employee directors. Under the Incentive Plan, the Committee is authorized to grant officers and key employees of the Company and its subsidiaries non-statutory stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights, performance shares and restricted stock with respect to up to 5,000,000 shares of Common Stock.

     The Committee's primary objectives when making grants under the Incentive Plan are to allow key employees to participate in the success of the Company through stock ownership, to provide a strong and direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company. The number of shares of Common Stock that are the basis of an award to any individual is determined by the individual's position in and level of responsibility at the Company, which, to a great extent, reflect that individual's ability to influence the Company's long-term performance. The grants previously made to and then held by an individual may also be taken into account by the Committee when determining the size of the award to that individual in the then-current year.

     Incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant must be exercised not later than five years from the date of grant of the options. All other options granted under the Incentive Plan must be exercised within a period fixed by the Committee, which may not exceed ten years from the date of any such grant. Additionally, in the case of incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. In all other cases, the exercise price must be not less than the fair market value per share on the date of grant as determined pursuant to the methods and procedures established by the Committee. The Committee sets the exercise price for options granted under the Incentive Plan and is authorized to grant stock appreciation rights, which authorize payments of cash and/or stock to holders of such rights in an amount based on the appreciation in the value of the Common Stock from the date of grant to the date of exercise. Limited stock appreciation rights are stock appreciation rights that become exercisable only upon a Change in Control (as defined in the Incentive Plan) of the Company.

     The Committee also may grant performance shares, the number and value of which are determined by the extent to which the grantee meets performance goals and other terms and conditions set by the Committee. In addition, the Committee is authorized to grant shares of Common Stock subject to restrictions on transferability and other restrictions it may impose, including time-based and performance-based forfeiture restrictions. Such restricted stock is subject to forfeiture upon termination of employment during the restriction period.

     Options and awards granted under the Incentive Plan are not transferable by the grantee other than by will or the laws of descent and distribution, except that the Committee may grant non-statutory stock options that are transferable to immediate family members or trusts or partnerships for such family members. If a Change in Control occurs, all outstanding options and awards will become fully exercisable and all restrictions on outstanding options and awards will lapse. The Incentive Plan also provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Committee will make adjustments in the number, class and/or price of the shares of capital stock subject to awards granted under the Incentive Plan to preserve the proportionate interests of participants in awards and to prevent dilution or enlargement of rights. The number of shares available for future awards will also be adjusted.

     During fiscal 2000, options for a total of 1,228,500 shares of Common Stock were granted to officers and other key employees. All such options have an exercise price at least equal to the fair market value per share of the Common Stock on the date of grant, vest on a pro rata basis over four years and expire ten years from the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Knutson's compensation has been and will continue to be based upon the Company's overall financial performance and his achievement of individual performance goals. In establishing that compensation, the Committee applied the factors described above, which are applicable to all executive officers of the Company. The Committee also took into account information concerning the overall compensation and bonuses paid to chief executive officers of other publicly-traded, postsecondary education companies, including those companies that were included in the peer group index for purposes of the performance graph set forth below.

     The Committee believes that the Company's compensation and benefit programs for its executive officers effectively accomplish the objectives stated above.

COMPENSATION COMMITTEE

James J. Burke, Jr. (Chair)
William M. Campbell, III
Albert Greenstone
James S. Pasman, Jr.

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return on the Common Stock with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index for the period from October 31, 1996 through June 30, 2000. The graph assumes the investment of $100 at the close of trading on October 31, 1996 in the Common Stock, the Nasdaq Stock Market (U.S.) Index and the Peer Group Index and assumes re-investment of all dividends, if any. The peer group consists of the following companies selected on the basis of their similar businesses: Apollo Group, Inc., Career Education Corp., Computer Learning Centers, Inc., Corinthian Colleges, Inc., DeVry Inc., ITT Educational Services, Inc., and Strayer Education, Inc. The Company believes that, including itself, these companies represent a substantial portion of the market value of publicly traded companies whose primary business is postsecondary education. The Common Stock commenced trading on the Nasdaq Stock Market on October 31, 1996.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG EDUCATION MANAGEMENT CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                             AND A PEER GROUP INDEX

                                                        EDUCATION
                                                       MANAGEMENT                                             NASDAQ STOCK
                                                       CORPORATION                 PEER GROUP                 MARKET (U.S.)
                                                       -----------                 ----------                 -------------
10/96                                                    100.00                      100.00                      100.00
6/97                                                     173.00                      126.00                      119.00
6/98                                                     219.00                      180.00                      156.00
6/99                                                     277.00                      150.00                      224.00
6/00                                                     240.84                      155.12                      332.52

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 2001

     The latest date by which shareholder proposals must be received by the Company for inclusion in the Company's proxy materials relating to the Annual Meeting of Shareholders to be held in 2001 is September 3, 2001.

                                          By order of the Board of Directors,

                                          /s/ FREDRICK W. STEINBERG
                                          Frederick W. Steinberg
                                          Vice President, General Counsel and
                                          Secretary
                                          October 2, 2000

                                                                      APPENDIX A

                        EDUCATION MANAGEMENT CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                                 APRIL 27, 2000

                                   I. PURPOSE

     The primary purpose of the Audit Committee (the Committee) of the Board of Directors (the Board) of Education Management Corporation (EDMC or the Company) is to provide independent and objective oversight of the accounting functions and internal controls of Education Management Corporation and its subsidiaries to ensure the objectivity of EDMC's financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

                                 II. FUNCTIONS

     The Audit Committee shall perform the following functions:

1. INDEPENDENT ACCOUNTANTS -- Recommend to the Board the firm to be employed by EDMC as its independent accountants. The Committee will also recommend for approval the proposed annual audit fees. This "firm" shall be ultimately accountable to the Board and the Committee as representatives of EDMC's shareholders.

2. PLAN OF AUDIT -- Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants both their audit report(s) and the independent accountants' suggested changes or improvements in EDMC's accounting practices and internal controls.

3. ACCOUNTING PRINCIPLES AND DISCLOSURE -- Review significant developments in accounting rules and review with management recommended changes in EDMC's methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

4. INTERNAL ACCOUNTING CONTROLS -- Consult with the independent accountants regarding the adequacy of internal accounting controls.

5. FINANCIAL REPORTING -- Conduct quality of earnings discussions with the independent accountants, as needed. These meetings should include appropriate members of management, usually the Chief Financial Officer, Controller, Internal Auditor, and where necessary, legal counsel. Such discussions will be timed so that the Committee can affect the judgments influencing the quality of the financial reports issued and should include the following:

          - The quality of EDMC's accounting principles as applied in its financial reporting

          - The clarity of EDMC's financial disclosures

          - The degree of aggressiveness or conservatism of EDMC's accounting principles and underlying estimates

          - An open and frank discussion of other significant decisions made by management in preparing the financial disclosures.

6. ETHICAL ENVIRONMENT -- Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

7.   OVERSIGHT OF EXECUTIVE OFFICERS AND DIRECTORS AND CONFLICTS OF
     INTEREST -- Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with EDMC's policies and procedures with respect to officers' expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall also review significant questionable or illegal payments.

8. OVERSIGHT OF INDEPENDENT ACCOUNTANTS -- Evaluate the independent accountants on an annual basis and where appropriate, recommend a replacement. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and EDMC. The Committee shall also engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant. In response to the independent accountant's report, the Committee will take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant's independence.

9. OVERSIGHT OF INTERNAL AUDIT AND INTERNAL CONTROL SYSTEMS -- Review with management and internal audit EDMC's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review both the internal audit plans in significant compliance areas and the scope and frequency of internal audit field visits.

10. ADEQUACY OF PERSONNEL -- Periodically review the adequacy of EDMC's accounting, financial, and auditing personnel resources.

11. RISK MANAGEMENT -- Review and evaluate risk management policies in light of EDMC's business strategy, capital strength, and overall risk tolerance. The Committee shall also periodically evaluate EDMC's investment and any derivative risk management policies, including the internal system to review operational risks, procedures for derivatives investment and trading (if any), and safeguards to ensure compliance with established procedures.

12. OFFERINGS OF SECURITIES -- Perform appropriate due diligence on behalf of the Board with respect to any offering of securities by EDMC.

13. CHARTER AMENDMENTS -- Review this Charter annually, assess its adequacy, and propose appropriate amendments to the Board.

The Committee's function is one of oversight and review, and is not expected to audit EDMC, to define audit scopes, to control EDMC's accounting practices, or to define the standards to be used in the preparation of EDMC's financial statements.

                        III. COMPOSITION & INDEPENDENCE

     The Committee shall consist of not less than three independent members, who shall be appointed by the Board. Members of the Committee shall be financially literate, as defined by the Board. At least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication. No member of the Committee shall be employed or otherwise affiliated with EDMC's independent accountants.

     In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairperson. In cases where the Committee Chairperson faces a potential or actual conflict of interest, the Chairperson shall advise the Chairman of the Board. In the event that the Committee Chairperson, or the Chairman of the Board, concurs that a potential or actual conflict exists, an independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

                            IV. QUORUM AND MEETINGS

     A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. The Committee shall meet on a regular basis. Meetings shall be scheduled at the discretion of the Chairman. Notice of the meeting shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary.

                                   V. REPORTS

     The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

                              VI. OTHER AUTHORITY

     The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is also authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

     The Committee will perform such other functions as are authorized for this Committee by the Board.

                                     PROXY

                        EDUCATION MANAGEMENT CORPORATION

                300 Sixth Avenue, Pittsburgh, Pennsylvania 15222

          Proxy for Annual Meeting of Shareholders on November 2, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert T. McDowell and Frederick W. Steinberg and each or either of them as proxies, each with the power to appoint his substitute and hereby authorizes either of them to represent and to vote all shares of Common Stock of Education Management Corporation, a Pennsylvania corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on November 2, 2000, commencing at 10:00 a.m., local time, at the Doubletree Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222, or any adjournment or postponement thereof, as designated on the reverse side of this proxy card.

                      PLEASE DATE AND SIGN ON REVERSE SIDE




                          /\  FOLD AND DETACH HERE  /\

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL

                                                            Please mark    [ X ]
                                                            your votes as
                                                            indicated in
                                                            this example


1. The election of three directors, each for a term of three years:   2. The proposal to ratify the selection by the Board
                                                                         of Directors of Arthur Andersen, LLP as Independent
        FOR                       WITHHOLD                               public accountants for the Company.
    all nominees                  AUTHORITY
    listed below                     to
(except as marked to              vote for
    the contrary).               all nominees                                     FOR             AGAINST           ABSTAIN


NOMINEES:   Robert H. Atwell          William M. Campbell, III                THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
            Albert Greenstone                                                 THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                              SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL
INSTRUCTIONS: To withhold authority to vote for any individual                BE VOTED "FOR" PROPOSALS 1 AND 2.
nominee, draw a line through such nominee's name.)
                                                                              IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED
                                                                              TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                                                              BEFORE THE ANNUAL MEETING.


                                                                              DATED ________________________________________________


                                                                              ______________________________________________________
                                                                                                     (Signature)

                                                                              ______________________________________________________
                                                                                                     (Signature)

                                                                              NOTE: PLEASE SIGN EXACTLY AS NAME OR NAMES APPEAR
                                                                              HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                                                              ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR
                                                                              FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL
                                                                              CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED
                                                                              OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                                                              NAME BY AUTHORIZED PARTNER.


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